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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

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                                                                                         Jurisdiction in
                  Name                                                                  which Incorporated
                  ----                                                                  ------------------
HARTMARX CORPORATION (Registrant) ......................................................Delaware
         Consolidated Apparel Group, Inc................................................Delaware
         Coppley Apparel Group Limited .................................................Ontario, Canada
         Direct Route Marketing Corporation ............................................New Hampshire
         Hart Schaffner & Marx .........................................................New York

                  HMX Sportswear, Inc...................................................New York
                  National Clothing Company, Inc........................................New York

         Hickey-Freeman Co., Inc........................................................New York

         International Women's Apparel, Inc. ...........................................Texas
         Jaymar-Ruby, Inc. (d/b/a Trans-Apparel Group) .................................Indiana

                  Anniston Sportswear Corporation ......................................Indiana

         Men's Quality Brands, Inc......................................................New York

         M. Wile & Company, Inc. (d/b/a HMX Tailored, Inc.) ............................New York
         Royal Shirt  Company Limited ..................................................Ontario, Canada

         Universal Design Group, Ltd....................................................New York
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         The names of 37 subsidiaries are omitted, as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The Registrant owns, directly or indirectly, 100% of the voting securities of both the named and unnamed subsidiaries, except for one of the unnamed subsidiaries, which is owned 50.1% by a wholly-owned subsidiary of the Registrant. All of the above subsidiaries (including unnamed subsidiaries)
are included in the consolidated financial statements of the Registrant and its subsidiaries.